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                                                                    Exhibit 9(d)
                              THE BENCHMARK FUNDS


                         ADDENDUM NO. 3 TO THE REVISED
                    AND RESTATED TRANSFER AGENCY AGREEMENT
                    --------------------------------------


     This Addendum, dated as of the 22nd day of January, 1997, is entered into between THE BENCHMARK FUNDS (the "Trust"), a Massachusetts business trust, and THE NORTHERN TRUST COMPANY, an Illinois state bank (the "Transfer Agent").

     WHEREAS, the Trust and the Transfer Agent have entered into a Revised and Restated Transfer Agency Agreement dated as of January 8, 1993, Addendum No. 1 dated July 1, 1993 and Addendum No. 2 dated March 25, 1994 (the "Transfer Agency Agreement"), pursuant to which the Trust appointed the Transfer Agent to act as transfer agent with respect to each Class of Units in the Diversified Assets Portfolio, the Government Portfolio, the Tax-Exempt Portfolio, the Government Securities Portfolio, the Short Duration Portfolio, the Equity Index Portfolio, Small Company Index Portfolio, Diversified Growth Portfolio, Focused Growth Portfolio, U.S. Treasury Index Portfolio, U.S. Government Securities Portfolio, Short-Intermediate Bond Portfolio, Bond Portfolio, Balanced Portfolio, International Growth Portfolio and International Bond Portfolio;

     WHEREAS, the Trust is establishing the International Equity Index Portfolio (the "Portfolio"), and it desires to retain the Transfer Agent to render transfer agency and other services with respect to the Portfolio and each Class of Units within the Portfolio and the record and/or beneficial owners thereof, and the Transfer Agent is willing to render such services;

     NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Appointment.  The Trust hereby appoints the Transfer Agent as transfer
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          agent with respect to the Portfolio and each Class of Units thereof on the terms and for the periods set forth in the Transfer Agency Agreement. The Transfer Agent hereby accepts such appointment and agrees to render the services and perform the duties set forth in the Transfer Agency Agreement for the compensation therein provided.

     2.   Capitalized Terms.  From and after the date hereof, the term "Current
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          Portfolios" as used in the Transfer Agency Agreement shall be deemed to include the Diversified Assets Portfolio, Government Portfolio, Government Select Portfolio, Tax-Exempt Portfolio, Short Duration Portfolio, Equity Index Portfolio, Small Company Index Portfolio, Diversified

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          Growth Portfolio, Focused Growth Portfolio, U.S. Treasury Index
          Portfolio, U.S. Government Securities Portfolio, Short-Intermediate Bond Portfolio, Bond Portfolio, Balanced Portfolio, International Growth Portfolio, International Bond Portfolio and International Equity Index Portfolio; and the term "Non-Money Market Portfolios" as used in the Transfer Agency Agreement shall be deemed to include the Equity Index Portfolio, Small Company Index Portfolio, Diversified Growth Portfolio, Focused Growth Portfolio, U.S. Treasury Index Portfolio, U.S. Government Securities Portfolio, Short-Intermediate Bond Portfolio, Bond Portfolio, Balanced Portfolio, International Growth Portfolio, International Bond Portfolio and International Equity Index Portfolio. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Transfer Agency Agreement.

     3.   Miscellaneous.  Except to the extent supplemented hereby, the Transfer
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          Agency Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.

     IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.


                                      THE BENCHMARK FUNDS


Attest: /s/ Nancy James                By:  /s/ Nancy L. Mucker
       --------------------------          -------------------------------
                                       Name:
                                       Title:


                                       THE NORTHERN TRUST COMPANY


Attest:_________________________       By: /s/ Thomas L. Mallman
                                           -------------------------------
                                       Name:
[SEAL]                                 Title:



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